Exhibit 99.1

OVERSEAS SHIPHOLDING GROUP REPORTS THIRD QUARTER 2015 RESULTS

New York, NY – November 9, 2015 – Overseas Shipholding Group, Inc. (OSG) (NYSE MKT: OSGB), a provider of oceangoing energy transportation services, today reported results for the quarter ended September 30, 2015.

Highlights

•	Time charter equivalent (TCE) revenues(1) for the third quarter of 2015 were $233.6 million, up 33% compared with the same period in 2014.
•	Net income for the third quarter was $173.4 million, or $0.33 per diluted share, compared with $10.6 million, or $0.03 per diluted share, in the third quarter of 2014. The increase included net tax benefits of $119.1 million recorded in third quarter 2015 that were not a result of pre-tax income in the quarter.
•	Adjusted EBITDA(2) was $123.9 million, up 88% from $65.8 million in the same period in 2014.
•	Total cash(3) was $654.6 million as of September 30, 2015, growing from $512.4 million at the end of 2014.
•	Repurchased approximately $101 million in principal amount of unsecured notes, reducing annual cash interest expense by approximately $8 million.
•	The Board of Directors authorized a $200 million equity repurchase plan, for purchases during the next two years.
•	Entered into a pre-filing closing agreement with the Internal Revenue Service (IRS), which contributes to a cash refund of $54.9 million anticipated to be received in fourth quarter 2015 and increased net operating loss carryforwards available to reduce future taxable income of approximately $392 million.

“Our third quarter results reflect the earning power of our 79 vessel fleet and the effectiveness of our operating strategy,” said Captain Ian T. Blackley, OSG’s president and CEO. “Our international fleet predominantly trades in the spot market, which continues to demonstrate underlying strength in both crude and product, and we enjoy the security of medium-term time charters in the domestic market. Our strong cash generation is giving us significant flexibility to enhance our capital structure, position the firm to take advantage of growth opportunities and deliver value for our shareholders.”

Third Quarter & First Nine Months of 2015 Results

TCE revenues grew to $233.6 million for the quarter, an increase of $57.4 million compared with the third quarter of 2014, driven by continuing strength in international crude and product spot market rates. TCE revenues grew to $690.4 million for the first nine months of 2015, an increase of $128.0 million compared with the first nine months of 2014.

Net income for the third quarter of 2015 was $173.4 million, or $0.33 per diluted share, compared with $10.6 million, or $0.03 per diluted share in the third quarter of 2014. The Company entered into a final IRS closing agreement regarding payments it made on behalf of OSG International (OIN) at its emergence from bankruptcy. The IRS agreed these payments are a deductible expense, and as a result, the Company recognized a one-time, non-cash income tax benefit of $150.1 million. Accordingly, OSG’s investment in OIN for financial reporting purposes now exceeds its tax basis; as management does not believe it can assert that investment is indefinite, the Company was required to record a non-cash tax liability of $31.0 million.

Net income for the first nine months of 2015 was $274.7 million, or $0.52 per diluted share, compared to a net loss for the first nine months of 2014 of $178.8 million.

Adjusted EBITDA was $123.9 million for the quarter, an increase of $58.1 million compared with the third quarter of 2014, driven primarily by the strength of spot rates in the international crude and product markets. Adjusted

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EBITDA was $368.2 million for the first nine months of 2015, an increase of $160.6 million compared with the first nine months of 2014, driven primarily by those higher rates.

International Crude Tankers

TCE revenues for the International Crude Tankers segment were $76.2 million for the quarter, an increase of $26.8 million compared with the third quarter of 2014. This significant increase resulted from a substantial strengthening in daily rates across all vessel types in the segment, with the VLCC spot rate increasing to approximately $57,600 per day in the third quarter, up nearly three times from the comparable 2014 period; the Aframax spot rate increasing 80% to $35,500 per day; and the Panamax blended rate increasing 19% to $19,000 per day. TCE revenues for the International Crude Tankers segment were $220.0 million for the first nine months of 2015, an increase of $43.0 million compared with the first nine months of 2014.

International Product Carriers

TCE revenues for the International Product Carriers segment were $50.0 million for the quarter, an increase of $21.2 million compared with the third quarter of 2014. This significant increase resulted primarily from higher Medium Range (MR) spot rates, nearly doubling from the same period in 2014 to approximately $22,000 per day. TCE revenues for the International Product Carriers segment were $135.9 million for the first nine months of 2015, an increase of $53.5 million compared with the first nine months of 2014.

U.S. Flag

TCE revenues for the U.S. Flag segment were $107.4 million for the quarter, an increase of $9.4 million compared with the third quarter of 2014, driven by a $6.4 million, or 11% increase in Jones Act Product Carrier TCE revenues, largely driven by increased rates achieved on renewal of expiring time charters. TCE revenues for the U.S. Flag segment were $334.5 million for the first nine months of 2015, an increase of $31.5 million compared with the first nine months of 2014.

Conference Call

The Company will host a conference call to discuss its third quarter 2015 results at 9:00 a.m. ET on Monday, November 9, 2015.

To access the call, participants should dial (866) 490-3149 for domestic callers and (707) 294-1567 for international callers. Please dial in ten minutes prior to the start of the call and enter Conference ID 72079545.

A live webcast of the conference call will be available from the Investor Relations section of the Company’s website at http://www.osg.com/

An audio replay of the conference call will be available starting at 12:00 p.m. ET on Monday, November 9, 2015 through 11:59 p.m. ET on Monday, November 16, 2015 by dialing (855) 859-2056 for domestic callers and (404) 537-3406 for international callers, and entering Conference ID 72079545.

About OSG

Overseas Shipholding Group, Inc. (NYSE MKT: OSGB) is a publicly traded tanker company providing energy transportation services for crude oil and petroleum products in the U.S. and International Flag markets. OSG is committed to setting high standards of excellence for its quality, safety and environmental programs. OSG is recognized as one of the world’s most customer-focused marine transportation companies and is headquartered in New York City, NY. More information is available at www.osg.com.

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Forward-Looking Statements

This release contains forward looking statements. In addition, the Company may make or approve certain statements in future filings with the Securities and Exchange Commission (SEC), in press releases, or in oral or written presentations by representatives of the Company. All statements other than statements of historical facts should be considered forward-looking statements. These matters or statements may relate to the Company's prospects, including statements regarding trends in the tanker and articulated tug/barge markets, and including prospects for certain strategic alliances and investments. Forward-looking statements are based on the Company’s current plans, estimates and projections, and are subject to change based on a number of factors. Investors should carefully consider the risk factors outlined in more detail in the Company’s Annual Report for 2014 on Form 10-K under the caption “Risk Factors” and in similar sections of other filings made by the Company with the SEC from time to time. The Company assumes no obligation to update or revise any forward looking statements. Forward looking statements and written and oral forward looking statements attributable to the Company or its representatives after the date of this release are qualified in their entirety by the cautionary statements contained in this paragraph and in other reports previously or hereafter filed by the Company with the SEC.

Investor Relations & Media Contact:

Brian Tanner, Overseas Shipholding Group, Inc.

(212) 578-1645

btanner@osg.com

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Consolidated Statements of Operations

($ in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Shipping Revenues:	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Pool revenues	$97,797	$44,979	$267,157	$118,456
Time and bareboat charter revenues	111,120	95,733	328,816	287,470
Voyage charter revenues	32,835	65,571	124,808	334,580
Total Shipping Revenues	241,752	206,283	720,781	740,506
Operating Expenses:
Voyage expenses	8,164	30,046	30,348	178,068
Vessel expenses	70,448	68,066	207,966	201,463
Charter hire expenses	31,993	34,650	95,018	120,115
Depreciation and amortization (i)	38,743	38,063	113,731	113,393
General and administrative	21,376	19,119	58,129	63,029
Technical management transition costs	-	854	40	2,686
Severance and relocation costs	-	3,713	5	18,360
Gain on disposal of vessels and other property	(3,185)	(2,753)	(4,258)	(4,234)
Total Operating Expenses	167,539	191,758	500,979	692,880
Income from vessel operations	74,213	14,525	219,802	47,626
Equity in income of affiliated companies	10,978	11,313	35,220	29,444
Operating income	85,191	25,838	255,022	77,070
Other (expense)/income	(1,963)	99	(1,842)	378
Income before interest expense, reorganization items and income taxes	83,228	25,937	253,180	77,448
Interest expense	(29,191)	(29,111)	(86,691)	(203,745)
Income/(loss) before reorganization items and income taxes	54,037	(3,174)	166,489	(126,297)
Reorganization items, net	(1,420)	(49,756)	(6,344)	(165,135)
Income (loss) before income taxes	52,617	(52,930)	160,145	(291,432)
Income tax benefit	120,737	63,544	114,548	112,629
Net Income/(Loss)	$173,354	$10,614	$274,693	$(178,803)

Weighted Average Number of Common Shares Outstanding:
Basic - Class A	520,678,592	322,529,046	520,622,720	108,691,107
Diluted - Class A	520,731,354	322,529,765	520,710,899	108,691,107
Basic and Diluted - Class B and Common Stock	7,920,566	16,532,116	7,922,754	25,903,529
Per Share Amounts:
Basic net income/(loss) - Class A and Class B	$0.33	$0.03	$0.52	$(1.33)
Diluted net income/(loss) – Class A and Class B	$0.33	$0.03	$0.52	$(1.33)

(i) The three months and nine months depreciation amounts for the periods ended September 30, 2014 have been revised from the amounts previously reported in the quarterly report on Form 10-Q for the respective periods to reflect the correction of an error which resulted in an overstatement of depreciation expense on certain vessels. The error overstated three months and nine months depreciation expense for the periods ended September 30, 2014 by $2,169 and $6,446. This error had no impact on the full fiscal year 2014 amounts, or on periods prior to 2014.

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Consolidated Balance Sheets

($ in thousands)

	September 30, 2015	December 31, 2014
ASSETS	(Unaudited)
Current Assets:
Cash and cash equivalents	$628,015	$389,226
Restricted cash	17,579	53,085
Voyage receivables	74,787	101,513
Income tax recoverable	56,140	55,856
Other receivables	8,092	8,293
Inventories , prepaid expenses and other current assets	22,123	24,290
Deferred income taxes	5,312	5,312
Total Current Assets	812,048	637,575
Restricted cash – non current(i)	8,989	70,093
Vessels and other property, less accumulated depreciation	2,115,861	2,213,217
Deferred drydock expenditures, net	80,299	62,413
Total Vessels, Deferred Drydock and Other Property	2,196,160	2,275,630

Investments in and advances to affiliated companies	343,645	334,863
Intangible assets, less accumulated amortization	51,367	54,817
Other assets	62,627	63,513
Total Assets	$3,474,836	$3,436,491

LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable, accrued expenses and other current liabilities	$85,746	$96,066
Income taxes payable	621	906
Current installments of long-term debt	61,314	12,314
Total Current Liabilities	147,681	109,286

Reserve for uncertain tax positions	2,228	34,520
Long-term debt	1,497,400	1,656,353
Deferred income taxes	199,569	283,277
Other liabilities	65,555	66,968
Total Liabilities	1,912,433	2,150,404
Equity:
Total Equity	1,562,403	1,286,087
Total Liabilities and Equity	$3,474,836	$3,436,491

(i) The December 31, 2014 balance sheet has been revised from that previously reported in the Annual Report on Form 10-K to reflect the correction of an error by reclassifying restricted cash of $70,093 from current assets to non-current assets and to reflect a corresponding reduction in the previously reported amount for total current assets. The error had no impact on the Company’s consolidated statements of operations, comprehensive loss, changes in equity/(deficit) or cash flows.

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Consolidated Statements of Cash Flows

($ in thousands)

	Nine Months Ended September 30,
	2015	2014
	(Unaudited)	(Unaudited)
Cash Flows from Operating Activities:
Net income/(loss)	$ 274,693	$(178,803)
Items included in net income/(loss) not affecting cash flows:
Depreciation and amortization	113,731	113,393
Amortization of debt discount and other deferred financing costs	8,009	1,689
Compensation relating to restricted stock and stock option grants	2,511	644
Deferred income tax benefit	(83,151)	(76,141)
Undistributed earnings of affiliated companies	(29,497)	(25,947)
Deferred payment obligations on charters-in	590	2,669
Reorganization items, non-cash	255	55,511
Other – net	1,422	1,945
Items included in net income/(loss) related to investing and financing activities:
Gain on disposal of vessels and other property – net	(4,258)	(4,234)
Payments for drydocking	(38,269)	(29,385)
Bankruptcy claim payments	(7,916)	(786,651)
Deferred financing costs paid for loan modification	(6,187)	-
Changes in other operating assets and liabilities	(20,368)	182,689
Net cash provided by/(used in) operating activities	211,535	(742,621)
Cash Flows from Investing Activities:
Change in restricted cash	96,610	(131,703)
Expenditures for vessels	(769)	(32,068)
Proceeds from disposal of vessels and other property	16,954	16,081
Expenditures for other property	(53)	(345)
Investments in and advances to affiliated companies	(153)	-
Repayments of advances from affiliated companies	25,000	30,197
Other – net	(8)	647
Net cash provided by / (used in) investing activities	137,581	(117,191)
Cash Flows from Financing Activities:
Issuance of common stock, net of issuance costs	-	1,510,000
Issuance of debt, net of issuance and deferred financing costs	-	1,178,760
Payments on debt, including adequate protection payments	(9,235)	(2,134,368)
Repurchase of debt	(101,092)	-
Purchases of treasury stock	-	(162)
Net cash (used in)/provided by financing activities	(110,327)	554,230
Net increase/(decrease) in cash and cash equivalents	238,789	(305,582)
Cash and cash equivalents at beginning of year	389,226	601,927
Cash and cash equivalents at end of period	$628,015	$296,345

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Spot and Fixed TCE Rates Achieved and Revenue Days

The following tables provides a breakdown of TCE rates achieved for spot and fixed charters and the related revenue days for the three months ended September 30, 2015 and the comparable period of 2014. Revenue days in the quarter ended September 30, 2015 totaled 6,337 compared with 7,201 in the prior year quarter. A summary fleet list by vessel class can be found later in this press release.

Three Months Ended September 30, 2015				Three Months Ended September 30, 2014
Spot		Fixed	Total	Spot	Fixed	Total
International Crude Tankers
ULCC
Average TCE Rate	$ —	$ 39,000		$ —	$ —
Number of Revenue Days	—	92	92	—	—	—
VLCC
Average TCE Rate	$57,642	$ —		$19,778	$ —
Number of Revenue Days	648	—	648	898	—	898
Aframax
Average TCE Rate	$35,521	$ —		$19,780	$ —
Number of Revenue Days	564	—	564	913	—	913
Panamax
Average TCE Rate	$22,652	$15,522		$21,012	$12,062
Number of Revenue Days	347	362	709	355	459	814
Other Intl. Crude Tankers Revenue Days[1]	13	—	13	151	—	151
Total Intl. Crude Tankers Revenue Days	1,572	454	2,026	2,317	459	2,776
International Product Carriers
Aframax Product Carriers
Average TCE Rate	$48,062	$ —		$7,649	$ —
Number of Revenue Days	92	—	92	56	—	56
Panamax Product Carriers
Average TCE Rate	$23,959	$21,030		$21,804	$13,970
Number of Revenue Days	92	243	335	92	268	360
Handysize Product Carriers
Average TCE Rate	$22,258	$5,294		$11,814	$ —
Number of Revenue Days	1,742	92	1,834	1,963	—	1,963
Total Intl. Product Carriers Revenue Days	1,926	335	2,261	2,111	268	2,379
U.S. Flag
Jones Act Handysize Product Carriers
Average TCE Rate	$ —	$63,754		$ —	$58,705
Number of Revenue Days	—	1,054	1,054	—	1,035	1,035
Non-Jones Act Handysize Product Carriers
Average TCE Rate	$26,220	$15,761		$12,014	$12,895
Number of Revenue Days	60	124	184	141	43	184
ATBs
Average TCE Rate	$ —	$39,844		$ —	$34,557
Number of Revenue Days	—	649	649	—	640	640
Lightering
Average TCE Rate	$65,020	$ —		$67,654	$ —
Number of Revenue Days	163	—	163	187	—	187
Total U.S. Flag Revenue Days	223	1,827	2,050	328	1,718	2,046
Total Revenue Days	3,721	2,616	6,337	4,756	2,445	7,201

[1]	Other International Crude Tankers revenue days consists of the Company’s International Flag Lightering full service revenue days for the quarters ended September 30, 2015 and September 30, 2014.
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Fleet Information

As of September 30, 2015, OSG’s owned and operated fleet totaled 79 International Flag and U.S. Flag vessels (62 vessels owned and 17 chartered-in) compared with 81 at December 31, 2014. Those figures include vessels in which the Company has a partial ownership interest through its participation in joint ventures.

	Vessels Owned		Vessels Chartered-in		Total at September 30, 2015
Vessel Type	Number	Weighted by Ownership	Number	Weighted by Ownership	Total Vessels	Vessels Weighted by Ownership	Total Dwt(2)
Operating Fleet
FSO	2	1.0	—	—	2	1.0	873,916
VLCC and ULCC	9	9.0	—	—	9	9.0	2,875,798
Aframax	7	7.0	—	—	7	7.0	787,859
Panamax	8	8.0	—	—	8	8.0	557,187
International Flag Crude Tankers	26	25.0	—	—	26	25.0	5,094,760

LR2	1	1.0	—	—	1	1.0	109,999
LR1	4	4.0	—	—	4	4.0	297,705
MR	13	13.0	7	7.0	20	20.0	955,979
International Flag Product Carriers	18	18.0	7	7.0	25	25.0	1,363,683

Total Int’l Flag Operating Fleet	44	43.0	7	7.0	51	50.0	6,458,443

Handysize Product Carriers [1]	4	4.0	10	10.0	14	14.0	664,490
Clean ATBs	8	8.0	—	—	8	8.0	226,064
Lightering ATBs	2	2.0	—	—	2	2.0	91,112
Total U.S. Flag Operating Fleet	14	14.0	10	10.0	24	24.0	981,666

LNG Fleet	4	2.0	—	—	4	2.0	864,800 cbm
Total Operating Fleet	62	59.0	17	17.0	79	76.0	7,440,109 and 864,800 cbm

1Includes two owned shuttle tankers, one chartered in shuttle tanker and two owned U.S. Flag Product Carriers that trade internationally.

2Total Dwt is defined as the total deadweight of all 79 vessels.

Reconciliation to Non-GAAP Financial Information

The Company believes that, in addition to conventional measures prepared in accordance with GAAP, the following non-GAAP measures may provide certain investors with additional information that will better enable them to evaluate the Company’s performance. Accordingly, these non-GAAP measures are intended to provide supplemental information, and should not be considered in isolation or as a substitute for measures of performance prepared with GAAP.

(1) Time Charter Equivalent (TCE) Revenues

Consistent with general practice in the shipping industry, the Company uses TCE revenues, which represents shipping revenues less voyage expenses, as a measure to compare revenue generated from a voyage charter to revenue generated from a time charter. TCE revenues, a non-GAAP measure, provides additional meaningful information in conjunction with shipping revenues, the most directly comparable GAAP measure, because it assists Company management in making decisions regarding the deployment and use of its vessels and in evaluating their financial performance. Reconciliation of TCE revenues to shipping revenues as reported in the consolidated statements of operations follow:

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	Three Months Ended September 30,	Nine Months Ended September 30,
($ in thousands)	2015	2014	2015	2014
TCE revenues	$233,588	$176,237	$690,433	$562,438
Add: Voyage Expenses	8,164	30,046	30,348	178,068
Shipping revenues	$241,752	$ 206,283	$720,781	$740,506

(2) EBITDA and Adjusted EBITDA

EBITDA represents net (loss)/income before interest expense, income taxes and depreciation and amortization expense. Adjusted EBITDA consists of EBITDA adjusted for the impact of certain items that we do not consider indicative of our ongoing operating performance. EBITDA and Adjusted EBITDA do not represent, and should not be considered a substitute for, net (loss)/income or cash flows from operations as determined in accordance with GAAP. Some of the limitations are: (i) EBITDA and Adjusted EBITDA do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments; (ii) EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs; and (iii) EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt. While EBITDA and Adjusted EBITDA are frequently used by companies as a measure of operating results and performance, neither of those items as prepared by the Company is necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation. The following table reconciles net income/(loss) as reflected in the Company’s consolidated statements of operations to EBITDA and Adjusted EBITDA:

	Three Months Ended September 30,	Nine Months Ended September 30,
($ in thousands)	2015	2014	2015	2014
Net Income/(loss)	$173,354	$10,614	$274,693	$(178,803)
Income tax benefit	(120,737)	(63,544)	(114,548)	(112,629)
Interest expense	29,191	29,111	86,691	203,745
Depreciation and amortization	38,743	38,063	113,731	113,393
EBITDA	120,551	14,244	360,567	25,706
Technical management transition costs	-	854	40	2,686
Severance and relocation costs	-	3,713	5	18,360
Gain on disposal of vessels and other property	(3,185)	(2,753)	(4,258)	(4,234)
Loss on repurchase of debt	2,051	-	2,039	-
Write-off of registration statement costs	3,082	-	3,493	-
Reorganization items, net	1,420	49,756	6,344	165,135
Adjusted EBITDA	$123,919	$ 65,814	$368,230	$207,653

(3) Total Cash

($ in thousands)	September 30, 2015	December 31, 2014

Cash and cash equivalents	$628,015	$389,226
Restricted cash	26,568	123,178
Total Cash	$654,583	$512,404

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